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
Exhibit 99-4: Business Segment Information for the Fiscal Year Ended June 30, 2004


                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                Fiscal Year 2004 -- Business Segment Information
                              (Amounts in Millions)

                         SEGMENT INFORMATION -- REPORTED

                                               Quarter Ended
                                   -------------------------------------   Total
                                    Sept. 30  Dec. 31   Mar. 31  Jun. 30    Year
                                   ---------------------------------------------
P&G BEAUTY
                       Net Sales    3,753     4,492     4,465    4,412    17,122
    Earnings Before Income Taxes      891     1,011       882      767     3,551
                    Net Earnings      599       654       571      509     2,333

       HEALTH CARE
                       Net Sales    1,728     1,908     1,719    1,636     6,991
    Earnings Before Income Taxes      393       488       308      209     1,398
                    Net Earnings      266       325       206      128      925

       BABY CARE AND FAMILY CARE
                       Net Sales    2,607     2,673     2,707    2,731    10,718
    Earnings Before Income Taxes      472       446       357      350     1,625
                    Net Earnings      294       281       218      197       990

TOTAL P&G FAMILY HEALTH
                       Net Sales    4,335     4,581     4,426    4,367    17,709
    Earnings Before Income Taxes      865       934       665      559     3,023
                    Net Earnings      560       606       424      325     1,915

       FABRIC CARE AND HOME CARE
                       Net Sales    3,393     3,407     3,581    3,487    13,868
    Earnings Before Income Taxes      832       843       826      779     3,280
                    Net Earnings      560       568       543      515     2,186

       SNACKS AND COFFEE
                       Net Sales      733       808       660      707     2,908
    Earnings Before Income Taxes      143       196        88      101       528
                    Net Earnings       95       129        55       65       344

TOTAL P&G HOUSEHOLD CARE
                       Net Sales    4,126     4,215     4,241    4,194    16,776
    Earnings Before Income Taxes      975     1,039       914      880     3,808
                    Net Earnings      655       697       598      580     2,530

CORPORATE
                       Net Sales      (19)      (67)     (103)     (11)     (200)
    Earnings Before Income Taxes     (189)     (362)     (255)    (226)   (1,032)
                    Net Earnings      (53)     (139)      (65)     (40)     (297)

TOTAL COMPANY
                       Net Sales   12,195    13,221    13,029   12,962    51,407
    Earnings Before Income Taxes    2,542     2,622     2,206    1,980     9,350
                    Net Earnings    1,761     1,818     1,528    1,374     6,481
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
                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                Fiscal Year 2004 -- Business Segment Information
                              (Amounts in Millions)

                 SEGMENT INFORMATION -- REVISED PER SFAS 123(R)

                                               Quarter Ended
                                   -------------------------------------   Total
                                    Sept. 30  Dec. 31   Mar. 31  Jun. 30    Year
                                   ---------------------------------------------
P&G BEAUTY
                       Net Sales    3,753     4,492     4,465    4,412    17,122
    Earnings Before Income Taxes      859       985       845      732     3,421
                    Net Earnings      575       635       544      484     2,238

       HEALTH CARE
                       Net Sales    1,728     1,908     1,719    1,636     6,991
    Earnings Before Income Taxes      375       474       286      189     1,324
                    Net Earnings      253       314       191      113       871

       BABY CARE AND FAMILY CARE
                       Net Sales    2,607     2,673     2,707    2,731    10,718
    Earnings Before Income Taxes      450       429       333      327     1,539
                    Net Earnings      278       268       200      181       927

TOTAL P&G FAMILY HEALTH
                       Net Sales    4,335     4,581     4,426    4,367    17,709
    Earnings Before Income Taxes      825       903       619      516     2,863
                    Net Earnings      531       582       391      294     1,798

       FABRIC CARE AND HOME CARE
                       Net Sales    3,393     3,407     3,581    3,487    13,868
    Earnings Before Income Taxes      802       820       794      747     3,163
                    Net Earnings      538       551       520      492     2,101

       SNACKS AND COFFEE
                       Net Sales      733       808       660      707     2,908
    Earnings Before Income Taxes      134       188        77       91       490
                    Net Earnings       88       124        47       57       316

TOTAL P&G HOUSEHOLD CARE
                       Net Sales    4,126     4,215     4,241    4,194    16,776
    Earnings Before Income Taxes      936     1,008       871      838     3,653
                    Net Earnings      626       675       567      549     2,417

CORPORATE
                       Net Sales      (19)      (67)     (103)     (11)     (200)
    Earnings Before Income Taxes     (189)     (362)     (255)    (226)   (1,032)
                    Net Earnings      (53)     (139)      (65)     (40)     (297)

TOTAL COMPANY
                       Net Sales   12,195    13,221    13,029   12,962    51,407
    Earnings Before Income Taxes    2,431     2,534     2,080    1,860     8,905
                    Net Earnings    1,679     1,753     1,437    1,287     6,156
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